December 27, 2007

Securities and Exchange Commission
Office of Filings and Information Services
100 F. Street, NE
Washington, D.C. 20549

ATTN: John Grzeskiewicz
Howie Hallick

Re: Dreyfus Municipal Funds, Inc.
Post-Effective Amendment No. 31 to
Registration Statement on Form N1-A
REGISTRATION NOS: 811-6377; 33-42162

Ladies and Gentlemen:

The undersigned hereby requests that the effective date for the above-referenced
Post-Effective Amendment to the Registration Statement be accelerated so that it will become effective on January 1, 2008, at 9:00 a.m., New York time, or as soon thereafter as may be practicable.

Very truly yours,

Dreyfus Municipal Funds, Inc.

/s/ John B. Hammalian

John B. Hammalian,
Secretary